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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Vesta Insurance Group, Inc.

We consent to incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-71460, 33-81114, 33-81126, 33-80385, 33-80387, and 33-
80395) of our report dated April 15, 1999, on our audit of the consolidated financial statements and financial statement schedules of Vesta Insurance Group, Inc. and subsidiaries as of December 31, 1998 and for the year then ended, which report appears in this Annual Report on Form 10-K of Vesta Insurance Group, Inc., dated April 15, 1999.

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                                          Pricewaterhousecoopers, LLP
Birmingham, Alabama
April 15, 1999